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                                 EXHIBIT 10.10.1

                                 AMENDMENT NO. 1
                                     TO THE
                          ACCESS ANYTIME BANCORP, INC.
                       NON-EMPLOYEE DIRECTOR RETAINER PLAN



         THIS AMENDMENT NO. 1 made by Access Anytime Bancorp, Inc. (the "Company") this 26th day of April, 2001.

         WHEREAS, the Access Anytime Bancorp, Inc. Non-Employee Director Retainer Plan (hereinafter referred to as the "Plan") was approved by the Company's shareholders on May 30, 1997, and became effective on that date; and

         WHEREAS, the Company reserves the right to amend the Plan pursuant to
Section 6.4; and

         WHEREAS, the Company desires to amend the Plan to provide that non-employee directors of subsidiaries or affiliates may be participants in the Plan and to make necessary conforming amendments, which amendment shall become effective upon approval by the Company's shareholders;

         NOW THEREFORE, the Company hereby amends the Plan as follows:

         ITEM 1. Section 1.3(c) of the Plan shall be modified to read as follows:

               1.3(c) "Compensation" means the sum of (i) the meeting fee a Participant earns for services rendered as a member of the Board or a board of an Approved Subsidiary and (ii) the meeting fee a Participant earns for services rendered on each committee of the Board or a board of an Approved Subsidiary on which a Participant serves.

         ITEM 2.   Section 1.3(f) of the Plan shall be modified as follows:

               1.3(f) "Participant" means each non-employee member of the Board or of a board of an Approved Subsidiary.

         ITEM 3.   Section 1.3 of the Plan shall be modified as by adding new
Section 1.3(i) thereto as follows:

               1.3(i) "Approved Subsidiary" means any affiliate or subsidiary of the Company (a) which the Company's Board of Directors may from time to time determine to bring under the Plan, and (b) whose own board of directors may also approve the Plan.

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         ITEM 4.   Section 5.1 of the Plan shall be modified as follows:

               5.1 Cessation from Board. Within ten (10) days from the date a Participant for any reason no longer serves on any board of the Company or of an Approved Subsidiary, the Company shall deliver a certificate or certificates to such Participant for a number of shares of Common Stock equal to the total number of Stock Units (rounded up to the nearest whole Stock Unit) in such Participant's Account as of the date the Participant's service ceased.

         ITEM 5. Except as hereinabove amended, the Company hereby readopts and redeclares each and every provision of the Plan.

         IN WITNESS WHEREOF, Access Anytime Bancorp, Inc. has caused this Amendment No. 1 to the Non-Employee Director Retainer Plan to be executed by an authorized officer as of the date and year first above written.

                                       ACCESS ANYTIME BANCORP, INC.



                                       By /s/ Norm Corzine
                                         ------------------------------------
                                          Chairman of the Board






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